Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 22, 2013, by and among YRC Worldwide Inc., a Delaware corporation (the “Company”), and each of the investors listed on the Purchasers’ signature page hereto (each a “Purchaser”, and collectively, the “Purchasers”). The Company and the Purchasers are sometimes referred to herein collectively as the “Parties” and each of them individually, as a “Party”).

This Agreement is made pursuant to (i) several Stock Purchase Agreements, dated as of the date hereof among the Company and the respective Purchasers thereunder (each a “Purchase Agreement” and collectively the “Purchase Agreements”) and (ii) several Exchange Agreements, dated as of the date hereof among the Company and the respective Purchasers thereunder (each, an “Exchange Agreement” and collectively the “Exchange Agreements”). The Purchase Agreements and Exchange Agreements are referred to collectively herein as the “Share Acquisition Agreements.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(e).

“Affiliate” means, with respect to any person, any other person which directly or indirectly Controls, is Controlled by, or is under common Control with, such person.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Allowable Grace Period” shall have the meaning set forth in Section 2(e).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in the Purchase Agreements.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereinafter be reclassified.

“Company” shall have the meaning set forth in the preamble hereto and also includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Control,” “Controlled,” or “under common Control with” with respect to any person, means having the ability to direct the management and affairs of such person, whether through the ownership of voting securities or otherwise, and such ability shall be deemed to exist when a person holds a majority of the outstanding voting securities of such person

“Conversion Shares” shall have the meaning given to it in the Purchase Agreements.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement or the New Registration Statement, ninety (90) days after the Closing; provided, however, that if the Company is notified by the Commission that the Initial Registration Statement will not be reviewed, the Effectiveness Deadline as to such Registration Statement shall be the later of the fifth (5th) Business Day following the date that such notice is received by the Company or the Business Day immediately prior to the Closing; provided, further, however, that if the Company is notified by the Commission that the Initial Registration Statement will be reviewed and thereafter the Company is notified that the Registration Statement is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the later of the fifth (5th) Business Day following the date on which the Company is so notified if such date precedes the first date otherwise required above or the Business Day immediately prior to the Closing; provided, further, that if (i) the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business or (ii) the Effectiveness Deadline falls on a date on which the Initial Registration Statement or New Registration Statement is not eligible to be declared effective under applicable rules and regulations of the Commission, the Effectiveness Deadline shall be extended to the first Business Day on which such Initial Registration Statement or New Registration Statement, as applicable, is so eligible to be declared effective by the Commission so long as such date shall not be after ninety (90) days after the Closing.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Event” shall have the meaning set forth in Section 2(c).

“Event Date” shall have the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” means the date the Purchase Agreements are executed by the parties thereto.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the third (3rd) Business Day following the Closing.

“Grace Period” shall have the meaning set forth in Section 2(e).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

“Liquidated Damages” shall have the meaning set forth in Section 2(c).

“Losses” shall have the meaning set forth in Section 5(a).

“New Registration Statement” shall have the meaning set forth in Section 2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning given to it in the Purchase Agreements.

“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Execution Date, shall be the Nasdaq Global Select Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreements” shall have the meaning set forth in the preamble hereto.

“Purchaser” or “Purchasers” shall have the meaning set forth in the preamble hereto.

“Registrable Securities” means all of (i) the shares of Common Stock purchased by the Purchasers pursuant to the Purchase Agreements, (ii) the Conversion Shares, (iii) shares of Common Stock issued upon the exchange (by a Purchaser or an Affiliate of a Purchaser) of Series B Notes into Common Stock pursuant to the terms of the Exchange Agreements or conversion of Series B Notes in accordance with the terms of the indenture governing such notes as expressly required by the provisions of a Purchase Agreement, (iv) shares of Common Stock acquired, after the Closing, by a Holder who is an Affiliate of the Company to the extent (A) the Initial Registration Statement has not yet become effective or the Company is required to file either a New Registration Statement or Remainder Registration Statement and such Registration Statement has not become effective or (B) the Company is allowed to include such shares in a Registration Statement pursuant to Rule 462(b) promulgated under the Securities Act, (v) Preferred Stock to the extent necessary under the SEC rules (including Rule 415) to allow the Conversion Shares underlying the such Preferred Stock to be included in a Registration Statement and (vi) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided, that the Holder has completed and delivered to the Company a Selling Securityholder Questionnaire; and provided, further, that the securities described in clauses (i), (ii), (iii), (iv), (v) and (vi) of this definition shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security); or (B) becoming eligible for sale without restriction (including any volume restriction) under Rule 144 by Holders (in which case only such security eligible for sale under Rule 144 without restriction shall cease to be a Registrable Securities).

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Registration Statement” shall have the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Securityholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Series B Notes” means the 10% Series B Convertible Senior Secured Notes due 2015 issued by the Company.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest such that such entity is consolidated with the Company’s results of operations for accounting purposes.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board or “pink sheets”), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market (other than the “pink sheets”), a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTC Bulletin Board or the “pink sheets” on which the Common Stock is listed or quoted for trading on the date in question.

2. Registration.

(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale of the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale of the Registrable Securities as a secondary offering) subject to the provisions of Section 2(e) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” section attached hereto as Annex A. If any Holder of Registrable Securities subsequently proposes to sell such Registrable Securities in a transaction not covered by such Annex A, the Company shall use its commercially reasonable efforts to file a supplement or amendment to update the “Plan of Distributions” section to cover such intended means of distribution. Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Section 214.02 of the Compliance & Disclosure Interpretations. Notwithstanding any other provision of this Agreement and subject to the payment of Liquidated Damages, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the aggregate amount of Registrable Securities (determined on an as-converted basis in the case of the Conversion Shares) held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

(b) The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable, but in no event earlier than the Business Day immediately prior to Closing, and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than the Effectiveness Deadline (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act prior to the later of (i) the expiration of the five (5) Business Day period after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed,” or not be subject to further review and the effectiveness of such Registration Statement may be accelerated or (ii) or two the Business Days immediately prior to the Closing). The Company shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold without restriction (including any volume restriction) under Rule 144 as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of a Registration Statement within two (2) Business Days of the Effective Date. The Company shall, by 9:30 a.m. New York City Time on the first Trading Day after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b). Failure to so notify the holders on or before the second Business Day after such notification or effectiveness or failure to file a final Prospectus as aforesaid shall be deemed an Event under Section 2(c).

(c) If: (i) the Initial Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline or (iii) after its Effective Date, (A) a Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, in the case of (A) and (B), for more than an aggregate of 30 Trading Days (which need not be consecutive) (other than during an Allowable Grace Period (as defined in Section 2(e) of this Agreement)), (iv) a Grace Period (as defined in Section 2(e) of this Agreement) exceeds the length of an Allowable Grace Period, or (v) after the date three months following the Execution Date and in the event any of the conditions set forth in clause (iii) above are applicable (without giving effect to the 30 Trading Day period), the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) as a result of which the Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto), (any such failure or breach in clauses (i) through (v) above being referred to as an “Event,” and, for purposes of clauses (i), (ii) or (v), the date on which such Event occurs, or for purposes of clause (iii), the date on which such 30 Trading Day period is exceeded, or for purposes of clause (iv) the date on which such Allowable Grace Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.0% per annum of the sum of (i) the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement for any Common Stock (including Common Stock converted from Preferred Stock) that are outstanding on the Event Date and constitute Registrable Securities and Preferred Stock that is outstanding on the Event Date and is convertible into Registrable Securities and (ii) $15.00 multiplied by the number of shares of Common Stock received by the Purchaser upon exchange or conversion of Series B Notes pursuant to the terms of the Exchange Agreements or Purchase Agreements that are outstanding on the Event Date and constitute Registrable Securities. The parties agree that notwithstanding anything to the contrary herein or in the Share Acquisition Agreements, no Liquidated Damages shall be payable for any period after the expiration of the Effectiveness Period (except in respect of an Event described in Section 2(c)(v) herein). The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. The right to receive the Liquidated Damages under this Section 2(c) shall be the Holder’s exclusive remedy for any failure by the Company to comply with the provisions of this Section 2(c). Notwithstanding the foregoing, the Company can defer the payment of any Liquidated Damages that are otherwise due and payable pursuant to this Section 2(c) during any period in which the Company is not permitted to pay such Liquidated Damages pursuant to the terms of the Financing Facilities (as defined in the Purchase Agreement) and will make any such deferred payment of Liquidated Damages as soon as reasonably practicable following the termination on any such period and in any event no later than the stated maturity of such Financing Facilities.

(d) Except with respect to the filing of the Initial Registration Statement, at least ten (10) Trading Days prior to the anticipated filing date of a Registration Statement under this Agreement, the Company will notify each Holder of any information relating to such Holder other than the information previously provided in the Selling Securityholder Questionnaire, if any, required to be included in such Registration Statement which information shall be delivered to the Company promptly upon request and, in any event, within two (2) Trading Days prior to the applicable anticipated filing date. Each Holder acknowledges and agrees that the information in the Selling Securityholder Questionnaire or request for further information as described in this Section 2(d) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(e) Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (a “Grace Period”); provided, however, the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Holders) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; provided, further, that no single Grace Period shall exceed thirty (30) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all Grace Periods shall not exceed an aggregate of forty-five (45) days (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) above and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period. Notwithstanding anything to the contrary, the Company shall cause the transfer agent with respect to the shares of Common Stock, to deliver unlegended shares of Common Stock to a transferee of a Holder in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled.

(f) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

3. Registration and Coordination Generally.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of a Registration Statement (other than the Initial Registration Statement) and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports which are incorporated by reference in a Registration Statement), the Company shall, furnish to the Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Trading Day or one (1) Trading Day period, as the case may be, then the Holder shall be deemed to not have objected to the use of such documents). The Company shall not file any Registration Statement or amendment or supplement thereto in a form to which a Holder reasonably objects in good faith, provided that, the Company is notified of such objection in writing within the five (5) Trading Day or one (1) Trading Day period described above, as applicable.

(b) (i) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period (except during an Allowable Grace Period); (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 (except during an Allowable Grace Period); (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Securityholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that each Purchaser shall be responsible for the delivery of the Prospectus to the Persons to whom such Purchaser sells any Registrable Securities (including in accordance with Rule 172 under the Securities Act), and each Purchaser agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.

(c) Notify the Holders (which notice shall, pursuant to clauses (iii) through (v) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and not less than two (2) Trading Days after the event described in such notice) and (if requested by any such Person) confirm such notice in writing no later than two (2) Trading Days following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Securityholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Securityholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal at the earliest practicable time of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e) If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction when it is not then otherwise subject to such service of process.

(g) Use commercially reasonable efforts to cause all such Registrable Securities to be listed on the Principal Market on which Common Stock is then listed.

(h) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

(i) Following the occurrence of any event contemplated by Section 3(c)(iii)-(v), as promptly as reasonably practicable (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event), prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(j) The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time shall be tolled, solely with respect to such Holder, and any Event that may otherwise occur solely because of such delay shall be suspended, solely with respect to such Holder, until such information is delivered to the Company.

(k) The Company shall cooperate with the any registered broker dealer that is required to make a filing with FINRA pursuant to FINRA Rule 5110 in connection with the resale of any Registrable Securities by any Holder and pay the filing fee required for the first such filing.

4. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company in connection with an issuer filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to the FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities (determined on an as converted basis in the case of Conversion Shares) included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (vii) at the election of Holders of a majority of the Registrable Securities (determined on an as converted basis in the case of Conversion Shares) included in the Registration Statement, reasonable and documented out-of-pocket fees and expense (in any event not to exceed $50,000) of one (1) counsel for all of the Holders. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder or, except to the extent provided for herein or in the Share Acquisition Agreements, any legal fees or other costs of the Holders.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 6(e) below, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been fully corrected or (C) any such Losses arise out of the Purchaser’s (or any other indemnified Person’s) failure to send or provide a copy of the Prospectus or supplement (as then amended or supplemented), if required, to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the actual or potential defendants in, or targets of, any action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party; (2) the Indemnifying Party has agreed in writing to pay such fees and expenses; (3) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (4) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties; provided further, that each Purchaser shall be entitled to engage separate counsel at its sole expense. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For the purposes of this Section 5, each Person who controls any Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) of Registrable Securities shall have the same rights to contribution as such Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Share Acquisition Agreements.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree in the event the Company fails to perform, observe or discharge any or all of its obligations under this Agreement other than those set forth in Section 2(c) hereof, any remedy at law may prove to be inadequate relief to the Holders. The Company and each Holder thereby agree that the Holders may be entitled to temporary and permanent injunctive relief in any such case, including specific performance, without the necessity of proving actual damages and without posting a bond or other security.

(b) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities and the Company shall not prior to the Effective Date enter into any agreement providing any such right to any of its security holders.

(c) No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective Registration Statement.

(d) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement

(e) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii)-(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(f) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries,

on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(g) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding a majority of the then outstanding Registrable Securities (determined on an as converted basis in the case of the Conversion Shares); provided, that (i) any party may give a waiver as to itself and (ii) no amendment, modification, supplement or waiver shall apply to a Holder who beneficially owns 10% or more of the Company’s outstanding voting securities (a “10% Owner”) unless such amendment, modification, supplement or waiver is approved by such 10% Owner. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that (i) the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence and (ii) the right to receive Liquidated Damages pursuant to Section 2(c) shall not be modified or impaired without the consent of each Holder affected.

(h) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

YRC Worldwide Inc.
10990 Roe Avenue
Overland Park, Kansas 66211
Telephone:	(913) 696-6100
Facsimile:	(913) 696-6116
Attention:	Michelle A. Friel
Executive Vice President, General Counsel and Secretary
Email:	michelle.friel@yrcw.com

With a copy to (for informational purposes only):

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Telephone:	(312) 862-2232
Facsimile:	(312) 862-2200
Attention:	Dennis M. Myers, P.C.
Email:	dennis.myers@kirkland.com

If to a Holder:

To its most current address and facsimile number set forth on the record of the transfer agent,

or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(i) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of (i) the Holders holding a majority of the then outstanding Registrable Securities (determined on an as converted basis in the case of Conversion Shares) and (ii) each 10% Owner. Each Holder may assign its respective rights hereunder in the manner and to the Persons who are permitted to be assignees under the Purchase Agreement.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(k) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(o) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to purchase the Shares pursuant to the Share Acquisition Agreements has been made independently of any other Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Share Acquisition Agreements. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

YRC WORLDWIDE INC.

By:	/s/ Jamie Pierson
Name:	Jamie Pierson
Title:	CFO

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Avenue Capital Management II, L.P.,

Solely in its capacity as Investment Advisor

By: Avenue Capital Management II, GenPar, LLC its General Partner

Signed:	/s/ Sonia E. Gardner

By:	Sonia E. Gardner
Title:	Member

Avenue International Master, L.P.

By: Avenue International Master GenPar, Ltd., its General Partner

/s/ Sonia E. Gardner
	Name:	Sonia E. Gardner
	Title:	Director

Avenue Investments, L.P.

By: Avenue Partners, LLC, its General Partner

/s/ Sonia E. Gardner
	Name:	Sonia E. Gardner
	Title:	Member

Avenue Special Situations Fund VI (Master), L.P.

By: Avenue Capital Partners VI, LLC, General Partner
By: GL Partners VI, LLC, its Managing Member

/s/ Sonia E. Gardner
Name:		Sonia E. Gardner
Title:		Member

Avenue Special Opportunities Fund I, L.P.

By: Avenue SO Capital Partners I, LLC, General Partner

By: GL SO Partners I, LLC, its Managing Member

/s/ Sonia E. Gardner
Name:		Sonia E. Gardner
Title:		Member

MANAGED ACCOUNTS MASTER FUND SERVICES -MAP10,
a Sub Trust of Managed Accounts Master Fund Services

By: Avenue Capital Management II, L.P., its Investment Manager
By: Avenue Capital Management II GenPar, LLC, its General Partner

	By:	/s/ Sonia E. Gardner
Name: Sonia E. Gardner
Title: Member

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

BLUECREST MULTI STRATEGY CREDIT MASTER FUND LIMITED
By: BlueCrest Capital Management (New York)
LP, as sub-investment manager to BlueCrest
Multi Strategy Credit Master Fund Limited

By:	/s/ Brian McCawley
on behalf of the general partner of BlueCrest Capital Management (New York) LP

	Name:	Brian McCawley
	Title:	Legal Counsel

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

CSP III AIV (CAYMAN), L.P.

By:	CSP III AIV General Partner (Cayman), L.P., its general partner

By:	CSP III AIV GP (Cayman), Ltd., its general partner

By:	/s/ Shary Moalemzadeh
	Name:	Shary Moalemzadeh
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

CARLYLE STRATEGIC PARTNERS II, L.P.

By:	CSP II General Partner, L.P., its general partner

By:	TC Group CSP II, L.L.C., its general partner

By:	/s/ Shary Moalemzadeh
	Name:	Shary Moalemzadeh
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

CSP II COINVESTMENT, L.P.

By:	CSP II General Partner, L.P., its general partner

By:	TC Group CSP II, L.L.C., its general partner

By:	/s/ Shary Moalemzadeh
	Name:	Shary Moalemzadeh
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

DEUTSCHE BANK SECURITIES INC., SOLELY WITH RESPECT TO THE DISTRESSED PRODUCTS GROUP

By:	/s/ Shawn Faurot
	Name:	Shawn Faurot
	Title:	Managing Director

By:	/s/ R. Mikel Curreri
	Name:	R. Mikel Curreri
	Title:	Managing Director

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

DEUTSCHE BANK SECURITIES INC.

Solely with respect to the US Convertible Trading Group

By:	/s/ RAKESH KADAKIA
	Name:	RAKESH KADAKIA
	Title:	MANAGING DIRECTOR

By:	/s/ THEODORE BLAKE
	Name:	THEODORE BLAKE
	Title:	DIRECTOR

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

HG VORA CAPITAL MANAGEMENT, LLC

By:	/s/ GARY MOROSS
	Name:	GARY MOROSS
	Title:	PARTNER

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

SABA CAPITAL MASTER FUND LTD.

By:	/s/ Kenneth J. Weiller
	Name:	Kenneth J. Weiller
	Title:	Director

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

SABA CAPITAL LEVERAGED MASTER FUND LTD.

By:	/s/ Kenneth J. Weiller
	Name:	Kenneth J. Weiller
	Title:	Director

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

SABA CAPITAL MASTER FUND II, LTD.

By:	/s/ Kenneth J. Weiller
	Name:	Kenneth J. Weiller
	Title:	Director

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

ULTRA MASTER LTD

By:	Solus Alternative Asset Management LP, its investment manager

By:	/s/ C.J. Lanktree
	Name:	C.J. Lanktree
	Title:	EVP/Portfolio Manager

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:	Solus Alternative Asset Management LP, its investment manager

By:	/s/ C.J. Lanktree
	Name:	C.J. Lanktree
	Title:	EVP/Portfolio Manager

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

SOLA LTD

By:	Solus Alternative Asset Management LP, its investment manager

By:	/s/ C.J. Lanktree
	Name:	C.J. Lanktree
	Title:	EVP/Portfolio Manager

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

SOLUS OPPORTUNITIES FUND 1 LP

By:	Solus Alternative Asset Management LP, its investment manager

By:	/s/ C.J. Lanktree
	Name:	C.J. Lanktree
	Title:	EVP/Portfolio Manager

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

SOLUS OPPORTUNITIES FUND 2 LP

By:	Solus Alternative Asset Management LP, its investment manager

By:	/s/ C.J. Lanktree
	Name:	C.J. Lanktree
	Title:	EVP/Portfolio Manager

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

SIPI MASTER LTD.,

By:	Spectrum Group Management LLC, as Investment Manager

By:	/s/ JEFFREY A. SCHAFFER
	Name:	JEFFREY A. SCHAFFER
	Title:	MANAGING MEMBER

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

KHROMA SPECIAL SITUATIONS MASTER SPC LTD.,

By:	Spectrum Group Management LLC, as Investment Manager

By:	/s/ JEFFREY A. SCHAFFER
	Name:	JEFFREY A. SCHAFFER
	Title:	MANAGING MEMBER

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

Taconic Opportunity Master Fund L.P.

By:	Taconic Capital Advisors L.P.

By:	/s/ Christopher DeLong
	Name:	Christopher DeLong
	Title:	Chief Investment Officer

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:

WHITEBOX ADVISORS LLC FOR AND ON BEHALF OF THE SCHEDULE OF PURCHASERS SET FORTH IN ANNEX I

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	General Counsel and Chief Operating Officer

Annex A

PLAN OF DISTRIBUTION

We are registering shares of Common Stock to permit the resale of such shares of Common Stock by the holders of the shares of Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling securityholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act or 1933, as amended, which we refer to herein as the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the shares of Common Stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of Common Stock short and if such short sale shall take place after the date that the registration statement of which this prospectus forms a part is declared effective by the Commission, the selling securityholders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer or agents participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, which we refer to herein as the Exchange Act.

Each selling securityholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon the Company being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Annex B

YRC WORLDWIDE INC.

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of the common stock, par value $0.01 per share of YRC Worldwide Inc. (the “Company”) issued pursuant to: (i) several Stock Purchase Agreements, dated as of the date hereof among the Company and the respective investors listed on the respective Annex I thereto (each a “Purchase Agreement” and collectively the “Purchase Agreements”) and (ii) several Exchange Agreements, dated as of the date hereof among the Company and the respective Purchasers thereunder (each, an “Exchange Agreement” and collectively the “Exchange Agreements”), understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreements dated December [    ], 2013 amount the Company and the other parties thereto (the “Registration Rights Agreement”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Purchase Agreement, Exchange Agreement and Registration Rights Agreement, as applicable (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling securityholders in the Prospectus.

Certain legal consequences arise from being named as a selling securityholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling securityholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its desire for Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), to be registered for sale or other disposition pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

E-mail address of Contact Person:

3.	Beneficial Ownership of Registrable Securities:

(a)	Type and Number of Registrable Securities beneficially owned:

(b)	Number of shares of Common Stock to be registered pursuant to this Notice for resale:

4.	Broker-Dealer Status:

	(a)	Are you a broker-dealer?

Yes ☐ No ☐

	(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐ No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

	(c)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

	Note:	If yes, provide a narrative explanation below:

	(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

	Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder shall be made in in accordance with the provisions of the Registration Rights Agreement. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling securityholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention: Dennis M. Myers, P.C.

Tel: (312) 862-2232

Fax: (312) 862-2200

Email: dennis.myers@kirkland.com